Exhibit 10.8(b)

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of January 31, 2013 (this "Amendment"), is among SMITHFIELD FOODS, INC., a Virginia corporation (the "Borrower"), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH, (in its individual capacity, herein "Rabobank Nederland"), individually as the lender (the "Lender") and as administrative agent (in such capacity, the "Administrative Agent").
RECITALS:

The Borrower, Rabobank Nederland as the only lender and the Administrative Agent have entered into that certain Amended and Restated Term Loan Agreement dated as of August 31, 2012 (as the same may hereafter be amended or otherwise modified, the "Agreement").
The Borrower has requested that the Agreement be amended as herein set forth and the Administrative Agent and the Lender have agreed to so amend the Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.

Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.

Amendments
Section 2.1.    Amendment to Section 1.01 (Defined Terms). The following definitions set forth in Section 1.01 (Defined Terms) of the Agreement are each amended in their respective entireties to read as follows:
"Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, any other Receivables and any assets related thereto including, without limitation, all collateral securing such accounts receivable and other Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable and other Receivables, proceeds of such accounts receivable, other Receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and other Receivables, including all Receivables Related Security.
"Receivables Entity" means a Wholly−Owned Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable, other Receivables and related assets) which engages in no activities other than in connection with the financing of accounts receivable and other Receivables and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Entity, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.
Section 2.2.    Amendment to the Definition "Asset Disposition". Clause (ix) of the definition of "Asset Disposition" set forth in Section 1.01 (Defined Terms) of the Agreement is amended in its entirety to read as follows:
(ix)    sales of accounts receivable, other Receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP.
Section 2.3.    Addition to Section 1.01(Defined Terms). The following defined terms are added to Section 1.01 (Defined Terms) of the Agreement:
"In-Transit Collateral" means, as of any date of determination, any inventory of an Originator that (a) is in the process of being transported by such Originator to an account debtor pursuant to a Receivables Contract that is then expected to be delivered within five (5) or fewer calendar days, (b) is covered by insurance in accordance with the applicable Originator's normal business practices, and (c) upon its receipt and acceptance by such account debtor, will give rise to an amount payable by such account debtor to such Originator under such Receivables Contract.
"Originators" means the Borrower or any of its Subsidiaries which is or becomes an "Originator" pursuant to the terms of a Receivables Sale Agreement.
"Receivable" means (i) all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) (including any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation or in addition, the obligation of an account debtor to pay any finance charge, interest, late payment charges or similar charges with respect thereto and (ii) all rights of an Originator under a Receivables Contract to collect or receive amounts that become due and payable under such Receivables Contract upon the delivery and acceptance of In-Transit Collateral pursuant to such Receivables Contract; provided, however, that the term "Receivable" shall exclude any indebtedness or other obligations owed or that become payable to (i) an Originator by an affiliate of an Originator that is 100% owned, directly or indirectly, by an Originator or a Receivables Entity or (ii) Farmland Foods, Inc. or The Smithfield Packing Company Incorporated by Smithfield of Canada, Ltd.
"Receivables Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable
"Receivables Related Security" means, with respect to any Receivable:
(a)    all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods and any In-Transit Collateral), if any, the sale, financing or lease of which by such Originator gave, or in the case of In-Transit Collateral, will give, rise to such Receivable, and all insurance contracts with respect thereto,
(b)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(c)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise,
(d)    all service contracts and other contracts and agreements associated with such Receivable,
(e)    all records related to such Receivable,
(f)    all of the applicable Originator's right, title and interest in each lock-box and each collection account into which the proceeds of the Receivable are paid or deposited, and
(g)    all proceeds of any of the foregoing.
"Receivables Sale Agreement" means any receivables sale agreement entered into in connection with a Qualified Receivables Transaction.
Section 2.4.    Amendment to Section 6.03 (Limitation on Restrictions on Distributions from Restricted Subsidiaries). Clause (i) of Section 6.03 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) of the Agreement is amended by adding the following new subclause (C) at the end thereof:
or (C) pursuant to any agreement or document governing or evidencing any Indebtedness incurred pursuant to the permissions of Section 6.13; provided that the encumbrances and restrictions contained in any such agreement or document that are permitted by this subclause (C) are no more restrictive than the encumbrances and restrictions imposed by the ABL Credit Facility.
Section 2.5.    Amendment to Section 6.14 (Minimum Interest Coverage Ratio). Section 6.14 is amended in its entirety to read as follows:
Section 6.14    Minimum Interest Coverage Ratio and Other Financial Covenants. Commencing with the fiscal quarter ending on or about January 27, 2013, and as of each fiscal quarter thereafter, the Consolidated Coverage Ratio shall not be less than 1.75 to 1.00. In addition, at all times that any Indebtedness is outstanding which was issued in reliance on the permissions contained in, and which contains encumbrances and restrictions permitted by, Section 6.03(i)(C), the Borrower agrees to comply with Sections 6.13, 6.14 and 6.15 of the ABL Credit Facility, as those Sections exist as of January 31, 2013 and without giving effect to any amendment or other modification thereof unless amended or otherwise modified with the consent of the Required Lenders (and if any Lender is also party to the ABL Credit Facility, its consent or agreement to such amendments or other modifications under the ABL Credit Facility shall be consent for purposes of this Agreement).

ARTICLE 3.

Conditions Precedent
Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction (or waiver in accordance with Section 10.02 of the Agreement) of the following conditions precedent:
(a)    The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed and delivered on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page to this Amendment) that such party has signed and delivered a counterpart of this Amendment.
(b)    The Administrative Agent shall have received true, correct and complete copies of the documents relating to the Qualified Receivables Transaction which are being executed concurrently herewith, which shall be in form and substance reasonably acceptable to the Administrative Agent and the Administrative Agent shall have confirmed to its sole satisfaction that the documentation evidences a transaction that constitutes a Qualified Receivables Transaction.
(c)    All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.
ARTICLE 4.

Ratifications, Representations and Warranties
Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded pursuant to Article 2 of this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, the Administrative Agent, and the Lender agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
Section 4.2.    Representations and Warranties. Each Obligor represents and warrants to the Administrative Agent and the Lender as follows: (a) after giving effect to this Amendment, no Default nor any Event of Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Agreement (other than the representations and warranties contained in Section 3.04 (c) and the first sentence of Section 3.11 of the Agreement) are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDER TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:
(a)    WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT; AND
(b)    RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY OBLIGOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
ARTICLE 5.

Miscellaneous
Section 5.1.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or the Lender to rely upon them.
Section 5.2.    Reference to Agreement. Upon and after the effectiveness of Article 2 of this Amendment, each reference to the Agreement in each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.3.    Expenses of Lender. As provided in Section 10.03 of the Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Administrative Agent's legal counsel.
Section 5.4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 5.5.    Governing Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 5.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, Lender, each Obligor, and their respective successors and permitted assigns, except no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Any assignment or other transfer made in violation of this Section shall be void.
Section 5.7.    Counterparts. This Amendment may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.8.    Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty hereunder by the Borrower or any other Obligor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.9.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.10.    Entire Agreement. This Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
Executed as of the date first written above.
BORROWER:

Smithfield Foods, Inc., a Virginia corporation

By:    /s/ Timothy P. Dykstra
Name:    Timothy P. Dykstra
Title:    Vice President and Treasurer

ADMINISTRATIVE AGENT AND LENDER:

COÖPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW
YORK BRANCH, as Administrative Agent and Lender

By:    /s/ Jeff Geisbauer
Name: Jeff Geisbauer
Title: Executive Director

By:    /s/ Robert M. Mandula
Name: Robert M. Mandula
Title: Managing Director